Exhibit 4(l)



                            FLORIDA POWER & LIGHT COMPANY

                                OFFICER'S CERTIFICATE
                            REGARDING COMPANY ORDER 1 D 1



     ____________________________, the ____________________________ of Florida
     Power & Light Company (the "Company"), pursuant to the authority granted in the accompanying Board Resolutions (all capitalized terms used herein which are not defined herein but are defined in the Subordinated Indenture referred to below, shall have the meanings specified in the Subordinated Indenture), does hereby certify to The Chase Manhattan Bank (National Association), as Trustee under the Indenture (for Unsecured Subordinated Debt Securities) of the Company dated as of June __, 1995 (the "Subordinated Indenture") that:

     1. The first series of the Securities to be issued under the Subordinated Indenture shall have the title "_____% Quarterly Income Debt Securities (Subordinated Deferrable Interest Debentures, Due _____)" ("Debentures") and will bear interest from, and including, __________ at the rate of _____%.

     2. The form of Debentures shall be substantially in the form of Exhibit A.

     3.   [ADDITIONAL TERMS MAY BE INSERTED HERE].

     4. The undersigned has read the accompanying Company Order and Board Resolutions and all of the covenants or conditions contained in Sections 303, 301, 201, and 102 of the Subordinated Indenture relating thereto and the definitions in the Subordinated Indenture relating thereto.

     5. The statements contained in this certificate are based upon the familiarity of the undersigned with the Subordinated Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.

     6. In the opinion of the undersigned, he or she has made such examination or investigation as is necessary to express an informed opinion whether or not such covenants or conditions have been complied with.

     7. In the opinion of the undersigned, such covenants and conditions have been complied with.


     Dated: _________________________________, 1995

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